Exhibit T3B.17

Baker & McKenzie The undersigned: Mark Peter Bongard, Esq., a civil-law notary in Amsterdam, declares that the attached document is a fair English translation of the deed of amendment to the articles of association of the private company with limited liability: DIAMOND OFFSHORE NETHERLANDS B.V. (formerly known as: Odeco

DIAMOND OFFSHORE NETHERLANDS B.V. Established at Amsterdam Deed of amendment to Articles of Association Certified copy of the deed of amendment to the Articles of Association of Odeco Netherlands B.V,, executed on July 27,1994, before H, van Wilsum Esq., civil-law notary in Amsterdam, pursuant to which, among other things, the name of the company was changed into Diamond Offshore Netherlands B.V.

CARON STEVENS EJB/sdl/vefln/eng/odeco .eng AMENDMENT TO THE ARTICLES OF INCORPORATION Today, this twenty-seventh day of July, nineteenhundred and ninety-four, appeared before me, Hendrik van Wilsum, Esq., civil law notary in Amsterdam:     Adriaan Jurriaan Zoetmulder, Esq., attorney at law, residing in 2111 BC Aerdenhout, Distellaan 20, married, born at Eindhoven on the twelveth day of May nineteenhundred and forty- four, passport number E465442, of Dutch nationality. The deponent declared: The Articles of Association of the company with limited liability ODECO NETHERLANDS B.V., established at Amsterdam and having its offices at Staten Bolwerk 26, 2011 ML Haarlem, hereinafter referred to as “the Company”, was incorporated and CARUN & STEVENS its Articles of Incorporation recorded by the deed executed before Juan Carlos Florencio Pons, a civil law notary, in Amsterdam, on July one, nineteen hundred and eighty-five. The certificate of no-objection required by law was obtained with respect to a draft of said deed, by the order of July one, nineteen hundred and eighty-five, number B.V. 289.865.     At a special meeting of shareholders of the company held in Amsterdam on the seventeenth day of May nineteenhundred and ninety-four, it was decided, among other things, to amend and readopt the company’s Articles. The minutes of the meeting referred to above will be attached to this Amendment. On the aforementioned day on which it was resolved to modify the Articles of Association of the Company, the issued share capital of the Company amounted to forty thousand Dutch Guilders (NLG. 4 0.000). At the above-mentioned meeting, the deponent was given authority, among other things, to apply for the certificate of no-objection required by law with respect to the approved amendments to the company’s Articles, to make any change in the approved amendments to the company’s Articles which might be necessary in order to obtain the certificate of no-objection, and to have drawn up, to execute and sign the Articles of Amendment and the readoption of the company’s Articles in which any necessary changes have been incorporated. The certificate of no-objection required by law was obtained with respect to a draft of the Articles of Amendment and readoption of the company’s Articles by the order of July eighteenth, nineteen hundred and ninety-four, number B.V. 289.865. A copy of the draft for which the order was issued will be attached to this Amendment. In order to execute the resolution to amend and readopt the Company’s Articles as required by the extraordinary general meeting of shareholders, the deponent subsequently declared that he hereby amends the Company’s Articles in such a manner that the Company shall be henceforth governed by the following readopted Articles :

CARON & STEVENS 3 ARTICLES OF INCORPORATION     Name and registered office Article 1 1.The company’s name is: DIAMOND OFFSHORE NETHERLANDS B.V. 2.The company has its statutory seat in Amsterdam. Objects — Article 2 The company’s objects are: 1.To own or acquire the use of, through bareboat charters or otherwise, offshore drilling units and to operate these offshore drilling units for others pursuant to charters, subcharters, drilling contracts or otherwise.- 2.To engage in offshore and inland drilling activities for oil and gas and other mineral wells throughout the world and do all acts and things required to be done in connection herewith. 3.Any acts which may be conducive to the effectuation of the objects specified under 1. and 2., such as the participation in or the financing of other enterprises with similar or related objects, shall be deemed to be included in the Company’s objects. Authorised capital— Article 3 1. The company’s authorised capital amounts to one hundred thousand Dutch guilders (NLG 100.000,—). 2.It is divided into one hundred (100) shares with a par value of one thousand Dutch guilders (NLG 1.000,—) each. ———— 3.All shares shall be registered. Share certificates shall not be issued. Shareholders’ register

CARON & STEVEN 4 their shares, the date of acknowledgment by or service upon the company and the amount paid for each share. The register shall also contain the names and addresses of all owners of a usufruct or pledge on those shares, specifying the date on which they acquired such usufruct or pledge, the date of acknowledgment by or service upon the company and what rights they have been granted attaching to the shares under Articles 197 and 198, paras. 2 and 4, Book 2, Dutch Civil Code. 2.Article 194, Book 2, Dutch Civil Code shall apply to the register. 3.The company’s Management shall also keep a register in which the names and addresses of the holders of depositary receipts shall be recorded which have been issued with the company’s cooperation. This register may form part of the shareholders’ register. Every holder of depositary receipts shall be obliged to notify the company of his/her address in writing. Issuance of shares- Article 5 1.Shares may only be issued pursuant to a resolution by the general meeting of shareholders—hereinafter to be referred to as the “general meeting”—provided that no other corporate organ has been granted such authority. Issuance shall be by means of a notarial deed, executed before a civil law notary authorised to practice in the Netherlands, and to which those involved are party. 2. With due observance of the restrictions provided by law, shareholders shall have pre-emptive rights with respect to any further share issue in proportion to the total value of their individual shareholdings. 3.Likewise, shareholders shall have pre-emptive rights with respect to the granting of options to subscribe to shares. 4.Said pre-emptive rights may, for every single issue, be limited or suspended by the corporate organ authorised to issue shares. 5 5.

When a share is issued, its par value must be fully paid up. It may be stipulated that a portion of the share’s par value, not exceeding three-fourths thereof, need not be paid until after such portion is called up by the company.     Own shares Article 6 1.With due observance of the relevant statutory provisions, the company may acquire its own fully-paid shares or depositary receipts, however, subject to the maximum permitted by law. 2.The company may grant loans for the purpose of subscribing to or acquiring its shares or depositary receipts, however, subject to the sum of its distributable reserves.— Transfer of shares. Usufruct. Pledge Article 7 1.The transfer of shares or any restricted rights attaching to shares shall require a notarial deed, executed before a civil law notary authorised to practice in the Netherlands, to which those involved are party. 2.The transfer of shares or any restricted rights attaching to shares as referred to in para. 1—including the creation and relinquishment of restricted rights—shall, by operation of law, also be valid vis-à-vis the company. —â– —- The rights attaching to shares cannot be exercised until the company either acknowledges the juristic act or is served with the notarial deed in accordance with the relevant statutory provisions, except where the company is party to the juristic act. 3.In the event of the creation or transfer of a usufruct or the creation of a pledge on shares, voting rights may be granted to the usufructuary or pledgee, with due observance of the statutory provisions. Transfer restrictions Article 8 6

1. In order to be valid, every transfer of shares shall require the prior approval of the general meeting of shareholders, unless all shareholders have given their approval in writing. The approval shall be valid for three months only. 2.The shareholder who wishes to transfer his shares—hereinafter to be referred to as the “proposing transferor”— shall inform the Management by registered mail or return receipt requested, specifying the number of shares to be transferred and the person(s) to whom he wishes to transfer his shares. 3.The Management shall be obliged to call a general meeting of shareholders to be held within six weeks of receiving the proposing transferor’s notification. The convening notice shall state the content of the notification. 4.If the shareholders grant the approval requested, the transfer must take place within the following three months. 5.Approval shall be deemed given if: a.the general meeting of shareholders referred to in para. 3 has not been held within the term set in that paragraph; b.the shareholders have, at their meeting, failed to decide on the request for approval; c.simultaneously with their refusal, the shareholders fail to notify the proposing transferor of the name(s) of (an)other party(ies) interested in purchasing for cash all shares to which the request for approval relates. If the situation under a. occurs, approval shall be deemed to have been given on the last date on which the shareholders’ meeting should have been held. 6.Unless the proposing transferor and the interested party(ies) specified by the shareholders and accepted by the proposing transferor make deviating arrangements regarding the price or the method of determining the price, the purchase price of the shares shall be

CARON & STEVENS determined by an independent expert to be appointed at the request of the party with the greatest interest by the Chairman of the Chamber of Commerce and Industry of the district in which the company’s registered office is situated.     7.The proposing transferor shall remain entitled to withdraw his offer, provided that he does so within one month of having been informed of the name of the party to whom he may transfer all of the shares specified in the request for approval and of the price offered for the shares. 8.The costs incurred in determining the purchase price shall be borne:— a.by the proposing transferor if he withdraws his offer; b.in equal parts by the proposing transferor and the buyers if the shares are purchased by the interested parties, on the understanding that every buyer shall contribute to the costs in proportion to the number of shares he has bought; c.by the company, in all cases not included under a. or b. 9.The company itself may propose to buy the shares as contemplated in para. 5(c) only if the proposing transferor so consents.- Management Article 9 1.The company shall be managed by a Management consisting of one or more managing directors. 2.The general meeting shall appoint the managing directors. 3.The general meeting shall at all times have the power to suspend or dismiss the managing directors. 4.The general meeting shall determine the remuneration of each managing director, as well as his other terms and conditions of employment.

Managerial duties. Representative authority     8 Article 10 1. The Management shall be in charge of running the company. 2.The Management shall represent the company. The authority to represent the company shall also be vested in every managing director individually. 3.The Management may appoint officers and grant them a general or special power of attorney. Every attorney in fact shall represent the company within the bounds of his authorisation. Their title shall be determined by the Management.—-— Absence. Inability to act- Article 11 If a managing director is absent or unable to act, the remaining managing director(s) shall be temporarily charged with the management of the company. If the sole managing is or all managing directors are absent or unable to act, a person appointed annually by the general meeting shall be temporarily charged with the management of the company. Fiscal year. Annual accounts Article 12 1.The company’s fiscal year shall correspond with the calendar year. 2.Within five months of the end of the company’s fiscal year, the Management shall draw up the annual accounts unless, in special circumstances, an extension of this term by not more than six months is approved by the general meeting. — 3.The general meeting shall adopt the annual accounts. Profits Article 13 1.The profits shall be at the disposal of the general meeting. 2.Dividends may be paid only insofar as the company’s equity exceeds the paid-in and called-up capital plus the reserves to be kept by law.

CARON & STEVENS 9 3.    The general meeting may, with due observance of para. 2, resolve to pay interim dividends. 4.The general meeting may, with due observance of para. 2, resolve to pay dividends out of a reserve which need not be kept by law. General meeting of shareholders Article 14 1.The general meeting of shareholders shall be held within six months of the end of the company’s fiscal year in order to discuss and adopt the annual accounts. 2.Other general meetings of shareholders shall be held as often as the Management deems necessary. 3.General meetings of shareholders shall be called by the Management by sending letters to the addresses recorded in the shareholders’ register and the register of holders of depositary receipts. Convocation shall take place not later than on the fifteenth day prior to the day of the meeting. 4.Resolutions may be legally adopted on any item on the agenda provided that they are adopted by a unanimous vote at a general meeting at which the company’s entire issued capital is represented, even if the requirements for convening and conducting the meeting as prescribed by the law or the company’s Articles of Incorporation have not been complied with. 5. General meetings shall be held in the municipality in which the company’s registered office is situated according to its Articles of Incorporation, or in Haarlemmermeer. 6.At every meeting, the general meeting shall appoint a chairman from their midst. 7.Every share shall entitle its holder to cast one vote.— 8.Resolutions shall be passed by an absolute majority of the votes cast, unless the law prescribes a greater maj ority. Resolutions passed outside a meeting

CARON & STEVENS 10 1.    Rather than at a general meeting, the shareholders may also pass resolutions in writing, provided that they do so by a unanimous vote representing the company’s entire issued capital. In writing shall mean any message trans- mitted via standard means of communication and received in written form.- 2.This manner of decision-making shall not be possible if depositary receipts for shares have been issued with the company’s cooperation or if there are any persons upon whom the law has, as a result of the creation of a usufruct or pledge on shares, conferred those rights which are vested in the holders of depositary receipts for shares issued with the company’s cooperation. Amendment to the Articles of Incorporation and dissolution.— Article 16. ——                If a motion to amend the Articles of Incorporation or to dissolve the company is to be submitted to the general meeting, the convening notice must state this fact. At the same time, if the motion is for an amendment to the Articles of Incorporation, a copy of the motion containing a verbatim text of the proposed amendment must be deposited at the company’s office for inspection by the shareholders until the meeting is adj ourned. Liquidation. — — Article 17. 1.If the company is dissolved pursuant to a resolution of the general meeting it shall be liquidated by the Board of Management under supervision of the Supervisory Board, if and to the extent the general meeting shall not resolve otherwise. 2.After the liquidation has ended, the books and records of the company shall remain in the custody during a ten year period of the person designated for that purpose by the liquidators. The deponent was known to me, a civil law notary.

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The identity of the deponent of this deed was established by me, a civil-law notary, on the basis of the above-mentioned document intended for identification purposes.     WITNESSED THIS DOCUMENT, the original of which was drawn up and executed in Amsterdam on the date stated in the first paragraph of this deed. — After the content of this document was summarised to the deponent, the latter declared that he had taken note of its content, and waived a full reading thereof. Subsequently, after a limited reading, this document was signed by the deponent and me, a civil law notary. Signed: A.J. Zoetmulder; H. van Wilsum. -TRUE COPY-

Translation On this first day of July, nineteenhundredandeighty-five, appeared before me, Doctor Juan Carlos Florencio Pons, notary public officiating in Amsterdam: Mr. Adriaan Jurriaan Zoetmulder, attorney at law, domiciled at Aerdenhout, Distellaan 20, born in Eindhoven on the twelveth of May nineteenhundredandforty-four, of Dutch nationality, hereinafter referred to as the deponent, acting as a mandate for: a.    ODECO INC., a company established at New Orleans, Louisiana, United States of America,, b. for himself, the mandate sub a. being apparent from a non-notarial power of attorney, which after having been recognized as genuine and signed, has been attached to this Deed. The deponent declared that his principle sub a. and he, himself, hereby organize a closed company with limited liability, which shall be governed by the following provisions:

Name, Corporate Office and Duration Article 1 1. The name of the Company is: ODECO NETHERLANDS B.V. 2.The Company’s registered office shall be located in Amsterdam, but it may establish branch offices in the Netherlands as well as in foreign countries. 3.It has been entered into for an indefinite period of time. Objects Article 2 1. The object of the Company shall be: a.To own or acquire the use of, through bareboat charters or otherwise, offshore drilling units and to operate these offshore drilling units for others pursuant to charters, subcharters, drilling contracts or otherwise. b.To engage in offshore and inland drilling activities for oil and gas and other mineral wells throughout the world and do all acts and things required to be done in connection herewith. 2.Any acts which may be conducive to the effectuation of the objects specified under 1., such as the participation in or the financing of other enterprises with similar of related objects, shall be deemed to be included in the Company’s objects. Capital and Shares Article 3 1. The authorised capital of the Company shall be: one hundredthousand Guilders (Dfl. 100.000,— ), divided into one hundred (100) shares, each with a nominal value of one thousand guilders (Dfl. 1.000,—).

2.    At this time forty (40) shares have been issued and subscribed to. 3. Further issuance of shares shall be effected by resolution of the General Meeting of Shareholders, which shall also determine the price and further conditions applicable to each such issuance, provided that no shares shall be issued below their nominal value. 4.The shareholders of the Company shall, in the event of each additional issuance of shares, have pre-emptive rights to subscribe to such shares in proportion to their holdings of shares at such time. 5.The Company may acquire fully paid-up shares in its authorised capital for its own account for value only upto an amount equal to one/half of its aggregate issued capital at the time of such acquisition, provided that such acquisition for value shall not be permitted insofar as the amount paid up on shares held by others than the Company shall subsequently be reduced to an amount lower than the amount referred to in article 178, paragraph 2 Book 2 of the Civil Code or if said paid up amount shall be lower than the amount referred to in said article of the Dutch Civil Code. 6. Any and all shares so acquired shall remain part of the issued capital, unless the General Meeting of Shareholders shall resolve to cancel said shares, subject to the pertinent provisions of the law and the present articles of association concerning amendments, if any, to the articles of association in connection therewith. The shares may not be voted during such time as they shall be held by the Company, nor shall such shares be taken into account in respect of the computation of any quorum required by statute or by the present articles of association. No dividend and no distribution of surplus upon liquidation to the Company may be paid or made during such time as said shares shall be held by the Company.

Article 4 The Company shall refrain from any act which could contribute to the issuance of investment certificates against any share(s) in it. Shareholders Register Article 5 1. The management shall maintain a register in which the names and addresses of all shareholders shall be entered, with indication of the number of shares held by each shareholder and the amount paid up on each share. 2.The register shall also include the names and addresses of such persons as shall have the right of usufruct of one or more shares or to whom one or more shares shall have been pledged, with indication of the number of shares subject to usufruct, or, as the case may be, to pledge. 3.Each shareholder, usufructuary or pledgee of shares shall cause his address to be known to the Company.

4. The register, which shall be regularly kept up to date, shall finally include each release from liability with respect to payment up on shares, as well as, in the event of transfer of any share which has not been fully paid up, the date of transfer. 5.The management shall, if so requested, make available without charge to any shareholder, usufructuary or pledgee of shares an extract from the register with respect to the right attaching to one or more shares. If the share in question is subject to usufruct or pledge, then the extract shall indicate the person entitled to the rights specified in paragraphs 7, and 8 of this article. 6.The management shall cause the register to be available at the Company’s office for inspection by the shareholders. The data of the register, insofar as relating to shares which shall not have been fully paid up, shall be available for inspection by everybody; copy of an extract including said data shall be made available at nor more than cost price. 7.The right of usufruct may be constituted with respect to shares. The right of vote attaching to any share subject to usufruct shall be exerciseable only by the shareholder. 8.Shares may be pledged, but only with prior approval of the General Meeting of Shareholders. The right of vote attaching to any share subject to pledge shall be exercisable only by the shareholder.

Transfer of Title to Shares Article 6 1. The transfer of title to shares shall be made either by the serving of an instrument of transfer on the Company or by an acknowledgement in writing of the transfer by the Company pursuant to the submission to the Company of said instrument of transfer. 2.Said acknowledgement may, with respect to shares which have not been fully paid up, only be made if the instrument of transfer includes a fixed date. Restriction to the Right of Transfer of Shares Article 7 1. Any transfer of one or more shares in the Company shall require the prior approval of the General Meeting of Shareholders. 2.Any request regarding such approval shall be addressed to the management by registered letter, with specification of the number of shares and the name(s) of the person(s) to whom the petitioner wishes to transfer his share(s). 3.If the General Meeting of Shareholders shall fail to decide on the request within three months then the approval referred to in paragraph 1. shall be deemed to have been given.

4.    The approval referred to in paragraph 1. shall also be deemed to have been given if the General Meeting of Shareholders, upon refusal, shall fail to advise the petitioner of one or more interested parties who are willing to purchase all of the shares, to which the petition for approval relates, for cash. 5. The Company may only be an interested party designated as such by the General Meeting of Shareholders in the sense of the provisions of paragraph 4. with the concurrence of the petitioner. 6.If the petitioner shall accept the interested party (parties) as referred to in paragraph 4., and they cannot agree on the price to be paid for the share(s) in question, then the value shall, in the event that the petitioner or one or more of the interested parties shall so desire, be determined by a registered accountant to be designated by the petitioner, the interested party (parties) and the Company on a case to case basis, which designation shall, in the event of lack of agreement between the petitioner and the Company, be made by the President at the relevant time of the Netherlands Institute of Registered Accountants, at the request of the petitioner. 7.Unless the petitioner shall within one month from the date on which he shall have been advised of the price to be paid for the share(s) pursuant to the valuation as referred to in the preceding paragraph notify the management by registered letter that he is no longer willing to sell the share(s) in question, one or more agreement of purchase and sale, subject to the provisions of paragraph 8. shall be deemed to have been entered into between the petitioner on the one hand and the interested party (parties) as referred to in paragraph 4. on the other hand, at the price agreed upon or at a price egual to the value determined by the registered accountant pursuant to the provisions of paragraph 6.

8.    If the interested party (parties) as referred to in paragraph 4. shall have advised the petitioner by registered letter, addressed to the petitioner and the management and to be dispatched within one month from the date on which the value of the share(s) as determined by the registered accountant pursuant to the provisions of paragraph 6. shall have been received by the petitioner (said notification by the registered accountant to be also made to the management and to the petitioner), to be no longer willing to purchase the (all of the) share(s) in question, at a price equal to said value, then the approval as referred to in paragraph 1. shall be deemed to have been given to the petitioner. 9. If the petitioner shall fail, in such cases in which one or more agreement of purchase and sale shall be deemed to have been entered into, within one month, to carry out the acts for the purpose of effecting the requisite instrument of transfer of the share(s) in question, then the Company shall be deemed to have been irrevocably authorised by the petitioner to so cooperate in his name and on his behalf for purposes of effecting said instrument of transfer.

10. In each case in which the approval referred to in paragraph 1. shall have or shall be deemed to have been given by the General Meeting of Shareholders pursuant to the provisions of this article, the petitioner shall be entitled to sell and transfer the share(s) in question to the person (s) referred to in paragraph 2. hereof, if so sold and transferred within three months from the date of the approval, or, as the case may be, from the date on which said approval shall be deemed to have been given. Management Article 8 1. The Company shall be managed by one or more managing directors. 2.The managing director shall be appointed and may be suspended and/or terminated by the General Meeting of Shareholders. 3. The salary of each managing director and the other conditions relating to his employment shall be determined by the General Meeting of Shareholders. 4.In the event of absence or inability to act of one or more managing directors, the remaining managing directors, or, as the case may be, the remaining managing director, shall be charged with the management of the company.

In the event of absence or inability to act of all managing directors or of the sole managing dirctor the management of the company shall be temporarily assumed by the person to be designated for that purpose by each Annual General Meeting of Shareholders, provided that said person shall, in such event, convene a General Meeting of Shareholders with the least possible delay for the purpose of appointing not less than one managing director. Article 9 1.    Each managing director shall represent and may fully commit the company in the courts of law and otherwise. 2. The management may appoint authorised signatories and determine the authority and title, if any, to be given to each of such authorised signatories. Fiscal Year, Balance Sheet and Profit and Loss Statement Aricle 10 1. The Company’s fiscal year shall commence on the first day of January and shall end on the thirty-first day of December of each year. 2.At the end of each fiscal year the books of the company shall be closed and the management shall draw up from the Company’s books and accounts a balance sheet and a profit and loss statement, as well as an explanatory memorandum thereto. Said documents shall, within five months from the end of each fiscal year, be submitted to the shareholders

10 and be available at the office of the Company for inspection by the shareholders from the date of notice until the end of the meeting. 3.    Failing an explicit reservation, the ultimate determination of the balance sheet and profit and loss statement, with explanatory memorandum thereto, by the General Meeting of Shareholders shall release the management from any liability in respect of the management during the fiscal year to which said documents shall relate, with observance of the provisions of article 248, Book 2 of the Civil Code. Article 11 1. The profits shall mean such balance of profits as reflected by the profit and loss statement. 2.The profits of the company shall be at the entire disposal of the General Meeting of Shareholders. 3.The management may from time to time declare and distribute interim dividends insofar as the profits of the company shall permit such distribution. Notices and Notifications Article 12 Any and all votes and notifications addressed to shareholders shall be sent to the addresses as reflected by the register of shareholders. 11

General Meetings of Shareholders 1. The Annual General Meeting of Shareholders shall be held within six months from the end of each fiscal year. It shall be convened by the management by letter or, with regard to shareholders whose address as reflected in the shareholders’ register shall be outside of the Netherlands, by airmail letter confirmed by cable, for the purpose of: (a)dealing with the management’s report in respect of the state of affairs of the company and the management during the past fiscal year; (b)determining the balance sheet and profit and loss statement with explanatory memorandum thereto, as submitted or in modified form and the allocation of profits; (c)dealing with any other item specified in the convening notice. 2.Extraordinary General Meetings of Shareholders shall be convened by the management whenever the management or one or more shareholders, representing not less than one/third of the company’s issued and outstanding capital, shall deem such meeting to be advisable. Article 14 1. The General Meeting of Shareholders shall be held in the municipality where the company’s registered office, pursuant to these articles, is located or in Amsterdam,

2,    With respect to the convening of general meetings of shareholders a term of notice of not less than fifteen days shall be required, the day of said notice and that of the meeting not includes. The notice shall specify the items to be dealt with. With respect to the method of convening the provision as referred to in the second sentence of article 13, paragraph 1, shall also be applicable. 3. Any resolution by the shareholders without a General Meeting of Shareholders having been convened shall constitute a resolution adopted by the General Meeting of Shareholders if all shareholders shall have cast their votes in writing and the resolution shall have been adopted unanimously. Article 15 1. Any and all resolutions of the General Meeting of Shareholders shall be adopted by a simple majority of votes. 2.Each share shall entitle the holder thereof to one vote. 3.Shareholders may be represented at any General Meeting of Shareholders by proxy constituted in writing. 4.Blank and invalid votes shall be deemed not to have been cast.

Dissolution and Liquidation Article 16 1.    Subsequent to a resolution to dissolve the company the present articles shall, to the greatest possible extent, remain in effect during the liquidation of the company’s assets. 2. Said liquidation shall be effected by the management unless the General Meeting of Shareholders shall determine otherwise. Unforeseen Cases Article 17 In all cases not foreseen by statute or by the present articles the General Meeting of Shareholders shall decide. Final Provisions 1. The Company’s first fiscal year shall commence on the date of passing of the present instrument and shall end on the thirty-first day of December nineteenhundred-and eighty-five. 2.As a departure from the provisions of article 8, paragraph 2, of the present articles of association with regard to the method of appointment, the following persons are to be appointed as the company’s first managing directors: a.Intra Beheer B.V., established at Amsterdam, registered with the Trade Register of the Chamber of Commerce of Amsterdam under file no. 135.957. b. Mr. James L. Kilpatrick, born on the eighth of

14 at New Orleans, Louisiana, United States of America, of American nationality. c.    Mr. Enoch L. Dawkins, born on the sixteenth of March nineteenhundredandthirty-eight, domiciled at Shreveport, Louisiana, United States of America, of American nationality. d. Mr. W.J. Wilkinson, born on the third of September nineteenhundredandthirty-four, domiciled at Aberdeen, Scotland, of American nationality.. 3.The following persons have by subscription participated in the company’s share capital: ODECO Inc., with thirty-nine (39) shares and Mr. A.J. Zoetmulder with one (1) share. Finally, the deponent declared:—that the State Secretary of Justice by Decree dated the first of July nineteenhundredandeighty-five, number B.V. 289.865, declared that no objections as referred to in Article 175 of Book 2 of the Civil Code have become apparent to him. Aforementioned draft with the Decree placed thereon has been attached to this instrument. The deponent is known to me, notary. IN WITNESS WHEREOF This instrument has been passed in its original on the date as mentioned in its preamble. Having summarized the contents of this instrument to the deponent, the latter declared to me, notary, that he has taken notice of the contents of this instrument and that he waived its reading in toto. Subsequently, after restricted reading, this instrument has been signed by the deponent and by me, notary. Signed: A.J. Zoetmulder; Pons. ISSUED FOR TRUE COPY